UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 10, 2007
TUTOGEN MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA (State or other Jurisdiction of Incorporation)	0-16128 (Commission File Number)	59-3100165 (I.R.S. Employer Identification No.)
13709 PROGRESS BOULEVARD, BOX 19
ALACHUA, FLORIDA 32615
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 462-0402
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (SEE General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO DEFINITIVE MATERIAL AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1 SECURITIES PURCHASE AGREEMENT
EX-10.2 REGISTRATION RIGHTS AGREEMENT
EX-99.1 PRESS RELEASE

ITEM 1.01 ENTRY INTO DEFINITIVE MATERIAL AGREEMENT
     The discussion below under Item 3.02 with respect to the issuance of 1,626,012 shares of common stock of Tutogen Medical, Inc. (the “Company”), pursuant to a Securities Purchase Agreement and a Registration Rights Agreement is incorporated by reference into this Item 1.01.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     On April 10, 2007, the Company entered into a Securities Purchase Agreement whereby the Company agreed to issue to three (3) institutional investors 1,626,012 shares of common stock for gross proceeds of approximately $12 million. Net proceeds to the Company from the sale of the shares will be approximately $11.5 million, after paying a placement agent’s fee of approximately $500,000. The Company expects to close the transaction on or prior to April 30. 2007, subject to the satisfaction of customary closing conditions, including the approval of the Company’s Listing Application by the American Stock Exchange. The net proceeds will be used for working capital and general corporate purposes.
     Pursuant to the terms of the Securities Purchase Agreement, the shares are being sold at $7.38 per share. The price was agreed upon after the close of business on Friday, March 30, 2007, at which time the market price was $8.39 per share.
     In connection with the financing, the Company entered into a Registration Rights Agreement, under which the Company agreed to file a Registration Statement with the Securities and Exchange Commission for the resale of the shares of common stock sold in the private placement by June 1, 2007. Failure to file the Registration Statement in a timely manner will result in payment by the Company to the purchaser of penalties, subject to certain limitations set forth in the Registration Rights Agreement. Such penalties are also payable in the event that the resale Registration Statement has not been declared effective within certain time periods or if sales cannot be made pursuant to the Registration Statement following its effectiveness, each as described in the Registration Rights Agreement.
     The shares of common stock described in this Item 3.02 are being sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection therewith contain representations to support the Company’s reasonable belief that the purchaser is acquiring the securities for its own account and not with a view to the distribution thereof, and that the purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. At the time of their issuance, the securities described in this Item 3.02 will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.
     The preceding description of the Securities Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
     A copy of the press release relating to the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibits.
     10.1     Securities Purchase Agreement dated April 10, 2007 by and between Tutogen Medical, Inc. and those purchasers executing the Securities Purchase Agreement.
     10.2     Registration Rights Agreement dated April 10, 2007 by and between Tutogen Medical, Inc. and those purchasers executing the Securities Purchase Agreement.
     99.1     Press Release dated April 10, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 11, 2007

TUTOGEN MEDICAL, INC.
/s/ Guy L. Mayer
Guy L. Mayer
Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Securities Purchase Agreement dated April 10, 2007 by and between Tutogen Medical, Inc. and those purchasers executing the Securities Purchase Agreement.

10.2	Registration Rights Agreement dated April 10, 2007 by and between Tutogen Medical, Inc. and those purchasers executing the Securities Purchase Agreement.

99.1	Press Release dated April 10, 2007.